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Exhibit 23.11

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. 1350

        The annual report on Form 10-KSB for the year ended April 30, 2002, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934, and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

August 5, 2002
/s/ James E. Alexander	/s/ John Sakys
James E. Alexander, Chief Executive Officer	John Sakys, Chief Financial Officer

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  Exhibit 23.11
ISONICS CORPORATION